UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 1, 2006

LYDALL, INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-7665

Delaware	06-0865505
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

One Colonial Road, Manchester, Connecticut	06042
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (860) 646-1233

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.02. Results of Operations and Financial Condition

On May 1, 2006, Lydall, Inc. (the “Company”) issued a press release setting forth the Company’s financial results for the first quarter ended March 31, 2006. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is hereby incorporated by reference.

Item 8.01. Other Events

On April 27, 2006, the Board of Directors of the Company approved the redesign of its retirement program for all U.S. employees not covered by a collective bargaining agreement. Two defined benefit plans, Lydall Pension Plan No. 1A and Lydall Pension Plan No. 1B (“plans”), will be amended, effective June 30, 2006, to freeze the plans with respect to all participants as of that date, so that no further benefits will accrue for participants after that date. All participants will be vested in their accrued benefit as of June 30, 2006, as long as such participants remain actively employed through that date.

Concurrently, the Board of Directors approved amendments to the Lydall 401(k) plan, effective July 1, 2006, to: (i) increase the Company matching contribution to 100 percent of employee pretax contributions up to six percent of compensation; (ii) discontinue the Company stock matching contribution; and (iii) provide for automatic enrollment of eligible non-union employees who were hired before April 1, 2006 and who are not participating in the Lydall 401(k) plan.

On May 1, 2006, the Company issued a press release announcing these changes to its retirement program. A copy of the Company’s press release is attached hereto as Exhibit 99.2 and is hereby incorporated by reference.

Section 9 - Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

The following exhibits are furnished/filed with this report, as set forth below:

Exhibit Number	Exhibit Description
99.1	Press release, dated May 1, 2006, titled “Lydall Announces Financial Results for the First Quarter Ended March 31, 2006,” furnished herewith.

99.2	Press release, dated May 1, 2006, titled “Lydall Announces Redesign of its Retirement Program,” filed herewith.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LYDALL, INC.

May 1, 2006	By:	/s/ Thomas P. Smith
Thomas P. Smith Vice President, Chief Financial Officer and Treasurer

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EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press Release dated May 1, 2006, titled “Lydall Announces Financial Results for the First Quarter Ended March 31, 2006,” furnished herewith.

99.2	Press Release dated May 1, 2006, titled “Lydall Announces Redesign of its Retirement Program,” filed herewith.

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